Exhibit 10.20

First Party:
Bank of Jordan PLC / Owner of the “Capital Bank” trademark
Its address: 26 Suleiman Al-Nabulsi Street, Amman
P.O. Box: 941283, Amman 11194, Jordan
Hereinafter referred to as “the Bank”

Second Party:
Jerash Garments and Fashion Manufacturing Company (Person / Entity)
National Number: [*]
Type: Limited Liability Company
Registration No.: [*]
Registration Date: 26/11/2000

Address:
City: Amman
Area: Sahab – Industrial City
Street: 60
(Other contact details not specified)

Hereinafter referred to as “the Borrower”

Third Party:
Guarantor jointly and severally liable with the Borrower
(Person / Entity details not specified)

Hereinafter referred to as “the Guarantor”

Preamble

Whereas the Borrower has requested from the Bank a total credit facility in the amount of USD 7,500,000 (Seven Million Five Hundred Thousand US Dollars only), guaranteed jointly by the Third Party, for the purpose of financing incoming letters of credit;

And whereas the Bank has agreed to this request within the above limit and in accordance with the terms of this agreement;

The parties have agreed as follows:

Article 1 – Definitions

●	“Bank”: Bank of Jordan PLC, including its head office and branches.

●	“Borrower”: Any natural or legal person (singular or plural).

●	“Guarantor”: Any natural or legal person (singular or plural).

●	“Expenses”: Includes all fees, stamps, communication costs, legal fees, court costs, expert fees, currency differences, commissions, and any banking-related expenses.

●	“Account”: The revolving loan account opened under this agreement.

●	“Reference Interest Rate”: The international short-term lending rate between banks.

●	“Agreement”: This contract including any amendments or renewals.

●	Words in singular include plural and vice versa.

Article 2 – Loan Terms

●	The Bank grants the Borrower a revolving loan of USD 7,500,000.

●	Interest rate: SOFR (6 months) + 1.5%, with a minimum of 5% annually.

●	Commission: as applicable (charged in advance).

●	Commitment fee: 1% annually on unused amounts.

●	Contract arrangement fee: 200 Jordanian Dinars.

●	The Bank may increase interest by 1% if conditions are not met.

●	Interest and commissions may be adjusted by the Bank without prior notice.

●	Interest is calculated on daily debit balance and charged monthly.

Article 3 – Drawdown and Repayment

●	Withdrawals are made through official drawdown notices.

●	Financing covers up to 90% of incoming LCs (pre-shipment).

●	Funds are used directly to pay suppliers or operating expenses.

●	Repayment: within maximum 10 months, either in one or multiple installments.

●	Interest is paid monthly.

Article 4 – Default

If the Borrower fails to pay:

●	All amounts become immediately due.

●	Additional 2% annual penalty interest applies on overdue amounts.

Article 5 – Bank Discretion

●	The Borrower does not have absolute right to use the full limit.

●	The Bank may refuse or reduce the facility at any time.

Article 6 – Guarantees

●	All guarantees remain valid until full repayment.

●	The Bank may request additional collateral within 30 days.

●	Failure to comply allows the Bank to demand full repayment immediately.

●	The Borrower bears all inspection, valuation, and legal costs.

Article 7 – Account Statements

●	The Borrower must object within 15 days of receiving statements.

●	Otherwise, statements are considered final and binding.

Article 8 – Duration

●	The agreement is valid for one year, automatically renewable.

●	The Bank may terminate at any time and demand full repayment.

●	Legal action may be taken without prior notice.

Article 9 – Bank Rights

●	The Bank has a general lien over all Borrower and Guarantor assets.

●	It may:

○	Seize funds from accounts

○	Sell pledged assets

○	Offset balances between accounts

●	No prior approval from Borrower or Guarantor is required.

Article 10 – Assignment of Rights

●	The Borrower assigns all proceeds from financed contracts to the Bank.

●	Cannot dispose of such rights without Bank approval.

Article 11 – Monitoring

●	The Bank may verify use of funds.

●	The Borrower must provide all documents and access.

Article 12 – Additional Facilities

●	Any future facilities granted fall under this agreement.

Article 13 – Declarations

The Borrower and Guarantor confirm:

●	Legal capacity to sign the contract

●	Compliance with Jordanian laws

●	No conflicting obligations

●	All information provided is accurate

If any information is false:

●	The Bank may close the account and demand full repayment plus damages.

Article Fourteen

A. The Borrower undertakes, from the date of this agreement until full repayment of all obligations, to:

1.	Not make any changes to its core deposits, including financial deposits, without the Bank’s prior written approval.

2.	Maintain its movable and immovable assets in good condition throughout the term of the agreement, and bear all inspection, evaluation, and monitoring costs incurred by the Bank.

3.	Pay all stamp duties related to this agreement in accordance with applicable laws.

4.	Insure, at its own expense, all movable and immovable assets against all risks for a value not less than the full facility amount, and assign to the Bank an amount equal to the facility from the insurance policy proceeds if required.

5.	Not create any mortgage or obtain any banking facilities without prior written approval from the Bank; otherwise, this constitutes a breach of the agreement.

6.	Provide annual audited financial statements with all required disclosures as requested by the Bank.

7.	Use best efforts to develop environmental and social risk management systems to avoid harm to the environment and local communities.

8.	Follow fair labor practices, including fair wages, safe working conditions, and non-discrimination.

9.	Use resources (water, energy) efficiently and reduce pollution and waste.

10.	Protect the health and safety of surrounding communities.

11.	Avoid harm to nature and biodiversity; if unavoidable, minimize damage.

12.	Protect historical and cultural sites.

13.	Maintain communication with affected stakeholders and establish a complaint mechanism.

14.	Notify the Bank in writing within 24 hours of any environmental or social legal claims.

15.	Ensure suppliers comply with labor laws.

16.	In case of death, bankruptcy, incapacity, or similar events affecting any guarantor, provide a replacement guarantor acceptable to the Bank.

B. If the Borrower breaches any of the above, the Bank may immediately close the account and demand full repayment without prior notice.

Article Fifteen – Guarantor Obligations

A. The Guarantor irrevocably guarantees that the Borrower will fulfill all obligations and agrees to pay all amounts jointly and severally with the Borrower.

B. The guarantee covers all debts, liabilities, interest, commissions, and expenses, whether current or future.

C. The guarantee is independent and remains valid regardless of any other securities.

D. The Guarantor agrees to indemnify the Bank for any losses, even if the agreement becomes invalid for legal reasons.

E. The Bank is not required to pursue the Borrower before the Guarantor.

F. If the guarantee ends, the Guarantor remains liable for all existing obligations.

G. The Bank may continue dealing with the Borrower even after the guarantee ends without releasing the Guarantor.

Article Sixteen – Evidence

●	Bank records and statements are final and binding evidence.

●	The Borrower and Guarantor waive the right to challenge them or request audits.

●	Electronic records, copies, and communications are legally valid evidence.

Article Seventeen

If the Borrower or Guarantor is a partnership or sole proprietorship, liability remains continuous regardless of structural changes.

Article Eighteen

If multiple Borrowers or Guarantors exist, they are jointly and severally liable.

Article Nineteen

Any overdraft or excess granted does not change the agreement terms, and the Bank may demand repayment at any time.

Article Twenty

●	Standard bank forms (e.g., letters of credit, guarantees) are part of this agreement.

●	In case of conflict, the clause most favorable to the Bank applies.

●	The Bank retains all legal and customary rights.

Article Twenty-One – Notifications

●	Notices are valid if sent to the address stated in the agreement.

●	Notification to one party is considered notification to all.

●	Parties waive the requirement for notarized notices.

Article Twenty-Two

●	Signing one page is considered signing the entire agreement.

●	Signatures constitute full authorization and acceptance.

Article Twenty-Three

●	The stated address is valid for all notices.

●	Any change must be reported within 7 days.

Article Twenty-Four – Governing Law

●	This agreement is governed by the laws of the Hashemite Kingdom of Jordan.

●	Amman courts have jurisdiction.

●	The Bank may file cases in any jurisdiction where the Borrower or Guarantor has assets.

Article Twenty-Five – Assignment

●	The Borrower cannot assign rights without Bank approval.

●	The Bank may assign its rights without prior consent.

●	The Bank may disclose information for assignment purposes.

Article Twenty-Six

●	Invalid clauses do not affect the rest of the agreement.

●	Failure of the Bank to enforce any clause does not waive its rights.

●	The Bank may investigate the Borrower and Guarantor’s assets.

Article Twenty-Seven – Special Provisions

●	SOFR = Secured Overnight Financing Rate.

●	If no guarantor exists, guarantor-related clauses are void.

Final Clause

This agreement consists of 27 articles.

The Borrower and Guarantor confirm that they have read, understood, and fully agreed to all terms, and that the agreement is binding and irrevocable.

Signed on: 09 /04 / 2026

Borrower:
Jerash Garments & Fashion Manufacturing Co. LLC

Guarantor

Bank:
Bank of Jordan